Exhibit 10.291

Counterpart to Registration Rights Agreement
July 9, 2015
The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor, as defined in the Registration Rights Agreement, dated May 6, 2014 by and among Endo Finance LLC, a Delaware limited liability company and Endo Finco Inc., a Delaware corporation, the Guarantors party thereto, RBC Capital Markets, LLC and Deutsche Bank Securities Inc., relating to the 7.00% Senior Notes due 2020, to be bound by the terms and provisions of such Registration Rights Agreement.

Exhibit 10.291

IN WITNESS WHEREOF, the undersigned has executed this counterpart as of the date first written above.

ISHIRINI LIMITED (TO BE RENAMED ENDO FINANCE III LIMITED)
as Guaranteeing Subsidiary

By:	/s/ Orla Dunlea
Name:	Orla Dunlea
Title:	Director

[Signature to Registration Rights Agreement Counterpart - 7.00% Senior Notes due 2020]